Exhibit 99.2

Southern Felt Company, Inc., Andrew Webron Limited, Andrew Webron Filtration Limited, Andrew Industries Textile Manufacturing Company (Shanghai) Limited, Andrew Industries Textile Manufacturing Company (Wuxi) Limited, Andrew Industries Textile Trading Company (Shanghai) Limited and Andrew Industries (Hong Kong) Limited (collectively, the Filtration Division of Andrew Industries Limited)

CARVE OUT COMBINED FINANCIAL STATEMENTS

As of and For the Year Ended

March 31, 2013

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED

CARVE OUT COMBINED FINANCIAL STATEMENTS

As of and for the year ended March 31, 2013

INDEX	PAGE

Independent Auditor’s Report	1-2

Carve Out Combined Balance Sheet as of March 31, 2013	3

Carve out Combined Statement of Income and Comprehensive Income for the year ended March 31, 2013	4

Carve out Combined Statement of Changes in Parent Equity for the year ended March 31, 2013	5

Carve out Combined Statement of Cash Flows for the year ended March 31, 2013	6-7

Notes to Carve Out Combined Financial Statements	8-25

Independent Auditor’s Report

To the Board of Directors

Andrew Industries

Altham, England

Report on the Financial Statements

We have audited the accompanying carve out combined financial statements of Southern Felt Company Inc., Andrew Webron Limited, Andrew Webron Filtration Limited, Andrew Industries Textile Manufacturing Company (Shanghai) Limited, Andrew Industries Textile Manufacturing Company (Wuxi) Limited, Andrew Industries Textile Trading Company (Shanghai) Limited and Andrew Industries (Hong Kong) Limited (collectively, the Filtration Division of Andrew Industries Limited (“Filtration Division”)) which comprise the carve out combined balance sheet as of March 31, 2013, and the related carve out combined statements of income and comprehensive income, changes in Parent equity, and cash flows for the year then ended, and the related notes to the carve out combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve out combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Filtration Division of Andrew Industries Limited as of March 31, 2013, and the combined results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to the fact that, as described in Note 1, the Filtration Division has not operated as a separate entity. These carve-out combined financial statements are, therefore, not necessarily indicative of results that would have occurred if the Filtration Division had been a separate stand-alone entity for the year presented or of the future results of the Filtration Division. Our opinion has not been modified with respect to this matter.

/s/ McGladrey LLP

Atlanta, Georgia

February 12, 2014

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED

CARVE OUT COMBINED BALANCE SHEET

As of March 31, 2013 (Amounts in Thousands of U.S. Dollars)

	Note

Assets
Current assets
Cash		$2,713
Accounts receivable-trade, net of allowance for doubtful accounts
of $547	2	24,964
Accounts receivable - related parties	19	2,171
Accounts receivable - other	3	1,680
Inventory, net	4	21,491
Prepaid expenses and other current assets	5	1,589
Note receivable -related party	19	3,623
Deferred tax assets	14	594
Total current assets		58,825

Non-current assets
Property, plant and equipment, net	6	30,131
Property, plant and equipment under capital leases, net	11	2,346
Goodwill	18	642
Other assets		32
Total assets		$91,976

Liabilities and parent equity
Current liabilities
Lines of credit	9	$3,519
Current portion of capital lease obligations	11	348
Current portion of long term debt - related parties	12	12,248
Current portion of long term debt	13	2,254
Accounts payable - trade		11,773
Accounts payable - other	7	1,329
Accounts payable - related parties	19	232
Accrued expenses and other current liabilities	8	2,350
Accrued expenses - related parties	12	1,899
Deferred revenue	2	1,916
Total current liabilities		37,868

Long term liabilities
Long term portion of capital lease obligations	11	1,487
Long term debt - related parties	12	1,911
Long term debt	13	2,806
Deferred income taxes	14	2,262
Long term accounts payable - other	10	592
Total liabilities		$46,926

Commitments and contingencies	15,16

Parent Equity
Net Parent investment		42,638
Accumulated other comprehensive income		2,412
Total parent equity		45,050

Total liabilities and parent equity		$91,976

The accompanying notes are an integral part of these carve out combined financial statements.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED

CARVE OUT COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

	Note

Net sales	1	$119,881
Cost of sales		103,279
Gross profit		16,602

General and administrative expenses	1	6,550
Selling expenses		4,613
Operating income		5,439

Interest income - other		(4)
Interest income - related party	19	(90)
Interest expense - other		231
Interest expense - related parties	19	412
Loss on foreign exchange transactions		183
Total other expenses		732

Income before income taxes		4,707

Income tax expense	14	1,728

Net income		2,979

Other comprehensive income, net of tax:

Foreign currency translation		272

Comprehensive income		$2,707

The accompanying notes are an integral part of these carve out combined financial statements.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
CARVE OUT COMBINED STATEMENT OF CHANGES IN PARENT EQUITY
For the year ended March 31, 2013 {Amounts in Thousands of U.S. Dollars)

		Accumulated
		other
	Net Parent	comprehensive	Total Parent
	investment	income	equity

Balance at April 1, 2012	$38,107	$2,684	$40,791

Parent investment	2,552		2,552
Comprehensive income:
Net income	2,979		2,979
Other comprehensive income, net of tax:
Foreign currency translation		(272)	(272)
Other comprehensive income		(272)	(272)

Dividends paid to parent	(1,000)		(1,000)

Balance at March 31, 2013	$42,638	$2,412	$45,050

The accompanying notes are an integral part of these carve out combined financial statements.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
CARVE OUT COMBINED STATEMENT OF CASH FLOWS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

Cash Flows from Operating Activities:
Net income	$2,979

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,256
Deferred income taxes	1,026
Other	10

(Increase) /decrease in assets:
Decrease in accounts receivable – trade	280
Decrease in accounts receivable – related parties	131
(Increase) in accounts receivable – other	(183)
(Increase) in inventory	(1,163)
(Increase) in prepaid expenses and other assets	(368)

Increase/(decrease) in liabilities:
(Decrease) in accounts payable – trade	(2,158)
Increase in accounts payable – other	2,196
(Decrease) in accounts payable – related parties	(261)
Increase in accrued expenses and other current liabilities	747
Increase in accrued expenses – related party	304
(Decrease) in deferred revenue	(306)
Net cash provided by operating activities	7,490

Cash Flows from Investing Activities:
Payments for property, plant and equipment	(5,435)
Proceeds from sale of property, plant and equipment	157
Cash paid for business acquisition, net of cash acquired	(218)
Net cash used in investing activities	(5,496)

Cash Flows from Financing Activities:
Dividends paid to parent	(1,000)
Proceeds from parent investment	1,027
Net borrowings on lines of credit	1,365
Repayment of debt	(2,787)
Proceeds from issuance of debt	698
Net cash used in financing activities	(697)

Effect of exchange rate changes on cash	168

Net increase in cash	1,465

Cash at beginning of year	1,248
Cash at end of year	$2,713

The accompanying notes are an integral part of these carve out combined financial statements.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
CARVE OUT COMBINED STATEMENT OF CASH FLOWS (CONTINUED)
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

Supplemental cash flow information:
Cash paid for interest	$316
Cash paid for taxes	2,015

Supplemental noncash investing and financing activities:
Assets acquired under capital leases	$2,346
Payment of debt through parent contribution	1,525
Payment of debt through intercompany tax relief	96
Accrued consideration for business acquisition	912

The accompanying notes are an integral part of these carve out combined financial statements.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 1 - BASIS OF PRESENTATION

The accompanying carve out combined financial statements include the accounts of Southern Felt Company, Inc., Andrew Webron Limited, Andrew Webron Filtration Limited, Andrew Industries Textile Manufacturing Company (Shanghai) Limited, Andrew Industries Textile Manufacturing Company (Wuxi) Limited, Andrew Industries Textile Trading Company (Shanghai) Limited and Andrew Industries (Hong Kong) Limited (collectively, the Filtration Division of Andrew Industries Limited (“Parent Company” or “Parent”)) and have been derived from the historical accounting records of the Parent Company.

The combined financial statements reflect the carve-out financial position and the related results of operations, cash flows and the Parent’s net investment in a manner consistent with Parent Company management of the Filtration Division and as though the Filtration Division had been a stand-alone company for the period presented. The carve out combined financial statement have been prepared in accordance with Securities and Exchange Commission (“SEC”) Regulation S-X, Article 3, General Instructions to Financial Statements and SEC Staff Accounting Bulletin Topic 1 -B, Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.

CORPORATE ALLOCATIONS AND PARENT EQUITY

The carve out combined financial statements include expense allocations for certain functions provided by the Parent Company, including but not limited to, sales and marketing, technical support, human resources, treasury and accounting, global purchasing and legal.

The direct costs of each Parent Company employee for the year were allocated to the Filtration Division by relating them to the percentage of estimated time spent in support of the Filtration Division. These costs included salaries, benefits, travel expenses and other operating costs.

For the year ended March 31, 2013, the Filtration Division was allocated costs totaling $1,995 incurred by the Parent Company, which are included in the general and administrative expenses in the accompanying carve out combined statement of income and comprehensive income.

The expense allocations have been determined on a basis that both the Filtration Division and the Parent Company consider to be a reasonable reflection of the utilization of services provided or the benefit received. However, the carve out combined financial statements included herein may not necessarily represent what the Filtration Division’s financial position, results of operations and cash flows would have been had it been a stand-alone entity for the year presented, or what the Filtration Division’s financial position, results of operations, and cash flows may be in the future.

The amounts of common stock and retained earnings of each entity included in these combined financial statements have been reflected as Net Parent Investment in the accompanying carves out combined financial statements.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

CARVE OUT ENTITIES

The principal activities of the Filtration Division are the manufacture and sale of industrial felt textile products for the pollution control, filtration, laundry and automotive industries. The country of incorporation and the ownership structure of each subsidiary are listed below:

Country of
	incorporation	Percentage ownership
Andrew Webron Limited	England	100% owned by Parent Company
Andrew Webron Filtration Limited	England	100% owned by Parent Company
Southern Felt Company Inc.	USA	100% owned by Parent Company
Andrew Industries (Hong Kong) Limited	Hong Kong	100% owned by Parent Company
Andrew Industrial Textile Manufacturing Company (Shanghai) Limited	China	100% owned by Andrew Industries (Hong Kong) Limited
Andrew Industries Textile Manufacturing Company (Wuxi) Limited	China	100% owned by Andrew Industries (Hong Kong) Limited
Andrew Industries Textile Trading Company (Shanghai) Limited	China	100% owned by Parent Company

NATURE OF OPERATIONS

Net sales and total assets for each subsidiary of the Filtration Division consist of the following as of and for the year ended March 31, 2013:

	Principal Market	Net Sales	Total Assets
Andrew Webron Limited	England	$18,662	$15,182
Andrew Webron Filtration Limited	England	3,842	5,040
Southern Felt Company Inc.	USA	70,484	45,108
Andrew Industrial Textile Manufacturing Company (Shanghai) Limited	China	21,615	22,123
Andrew Industries Textile Manufacturing Company (Wuxi) Limited	China	5,180	4,117
Andrew Industries Textile Trading Company (Shanghai) Limited	China	98	352
Andrew Industries (Hong Kong) Limited	Hong Kong		54
		$119,881	$91,976

Andrew Industries (Hong Kong) Limited is a holding company and, as a result, did not generate any net revenues for the year ended March 31, 2013.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of combination

The accompanying carve out combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Filtration Division. All intra-divisional transactions and balances have been eliminated.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. The most significant estimates and assumptions included in these financial statements are the valuation of inventory and the recoverability of accounts receivable. Actual results could differ from these estimates and assumptions.

Accounts receivable

The Filtration Division’s accounts receivable is comprised of amounts due from customers. Accounts receivable are included in the combined balance sheet net of any allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s assessment of the collectability of customer accounts. Management reviews the allowance for adequacy by considering factors such as historical experience, credit quality, the age of the accounts receivable balances and current economic conditions that may affect a customer’s ability to pay.

The Filtration Division writes off accounts receivable balances when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Interest is not charged on past due receivables.

Inventory

Inventory consists of raw materials, work in progress, and finished goods. Inventory is stated at the lower of cost or market, using the first-in, first out and weighted average cost methods. Inventories are recorded net of reserves for excess or obsolete inventory, which are based on the age of inventory and an estimate of the likelihood the cost of inventory will be recovered based on forecasted demand and probable selling price.

Property, plant and equipment

Property plant and equipment are stated at cost net of accumulated depreciation. The Filtration Division’s policy is to capitalize expenditures that materially increase asset lives and expense ordinary repairs and maintenance as incurred.

Depreciation of property, plant and equipment is provided on the straight-line method over the estimated useful lives of the assets. The major categories of assets are depreciated over the following estimated useful lives:

Land improvements	20 years
Buildings	50 years
Leasehold improvements	Lesser of the lease term or the estimated useful life of the related asset
Plant, machinery & equipment	5 to 10 years
Furniture and fittings	3 to 10 years
Office equipment	3 to 10 years
Vehicles	4 to 5 years

Construction in progress assets are not depreciated until such time as the assets are ready for their intended use.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill represents the excess of purchase price over fair value of net assets acquired in a business combination. Goodwill is not amortized but may be written down for subsequent impairment. Goodwill impairment is tested annually or when events occur or circumstances change that more likely than not would reduce the value of goodwill below its carrying value.

The goodwill impairment test involves two steps. In the first step the fair value of each reporting unit is compared with its carrying amount, including goodwill. For purposes of the first step, the fair value of a reporting unit determined in the prior year may be carried forward under certain circumstances. The fair value of each reporting unit is determined based on expected discounted future cash flows and a market comparable method. If the carrying amount of a reporting unit exceeds its fair value, goodwill is considered impaired. If goodwill is considered impaired, an impairment loss equal to the excess of the carrying amount of goodwill over the implied fair value of the goodwill would be recorded. There was no goodwill impairment for the year ended March 31, 2013.

Impairment of long lived assets

The Filtration Division reviews long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. There was no impairment of long lived assets for the year ended March 31, 2013.

Income taxes

The provision for income taxes is comprised of taxes that are currently payable and deferred taxes that relate to temporary differences between financial reporting carrying values and tax bases of assets and liabilities and has been computed on a separate return basis. Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred income tax assets and liabilities for the expected future consequences of events that have been recognized in the Filtration Division’s financial statements and Income tax returns. The Filtration Division provides a valuation allowance for deferred income tax assets when it is considered more likely than not that all or a portion of such deferred income tax assets will not be realized.

Applicable accounting guidance requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Accounting provisions also require that a change in judgment that results in subsequent recognition, de-recognition, or change in a measurement of a tax position taken in a prior annual period (including any related interest and penalties) be recognized as a discrete item in the period in which the change occurs.

The Filtration Division evaluated the likelihood of recognizing the benefit for income tax positions taken in various federal, state and foreign filings by considering all relevant facts, circumstances, and information available. No amounts of unrecognized tax benefits have been recorded in the Filtration Division’s combined financial statements as of March 31, 2013.

The Filtration Division recognizes interest and penalties related to uncertain tax positions in income tax expense. For the year ended March 31, 2013, the Filtration Division had no provisions for interest or penalties related to uncertain tax positions.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The financial statements of the non-U.S. subsidiaries included in these carve out combined financial statements are translated into U.S. dollars for financial reporting purposes. The functional currency of each non-U.S. subsidiary is its local currency. The cumulative translation adjustments are reflected in accumulated other comprehensive income in Parent equity.

Accordingly, all assets and liabilities of the Filtration Division whose functional currency is not the U.S. dollar are translated at the appropriate exchange rate at the end of the fiscal year and revenues and expenses at average rates in effect during the fiscal year.

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, our products have been shipped and title and risk of loss have passed to the customer, the sales amount is fixed or determinable and collectability of the amount billed is reasonably assured. We record provisions for discounts, returns, allowances and other adjustments in the same period as the related revenues are recorded.

Deferred revenue of approximately $1.9 million relates to cash received from customers in advance of the goods being shipped to such customers. The deferred revenue is recognized when the goods are shipped to the customer and title and risk of loss have passed to the customer.

Shipping and handling costs

Net sales include amounts billed to customers for shipping and handling at the time of shipment. Costs incurred for shipping and handling total $1,838 and are included in selling expenses in the accompanying carve out combined statement of income and comprehensive income.

General and administrative expenses

General and administrative expenses primarily include payroll and benefit costs for its administrative departments, advertising, and other operating expenses not specifically categorized elsewhere in the carve out combined statement of income and comprehensive income. General and administrative expenses include $1,995 in allocated costs of the Parent Company. See Note 1 for additional information.

Advertising costs

Costs associated with advertising are charged to expense when the advertising first takes place. For the year ended March 31, 2013, the Filtration Division incurred advertising costs of approximately $111, which have been classified as selling expenses in the accompanying carve out combined statement of income and comprehensive income.

Concentration of risks

The Filtration Division’s customer base is concentrated in the specific markets of felt products provided to the laundry, food and beverage, pollution control and filtration felt industries. The Filtration Division’s risk is dependent upon the general business and economic climate of these markets.

For the year ended March 31, 2013 approximately 12% of the Filtration Division’s net sales were to one customer. Loss of this customer could have a significant effect on the combined operations.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For the year ended March 31, 2013, the Filtration Division obtained approximately 50% of its raw materials from seven unrelated sources. None of these suppliers provides a product that is not available from alternative sources. Accounts payable due to one of these major suppliers represented approximately 18% of total accounts payable- trade at March 31, 2013.

The Filtration Division finances its operations through a mixture of retained earnings, Parent investment, borrowings from related parties and external borrowings. The external borrowings and borrowings from the parent and other related parties are a mixture of variable and fixed rate interest loans minimizing any cash flow risk associated with changes in interest rates on variable-rate borrowings.

The Filtration Division has assets and liabilities and transactions denominated in foreign currency which are exposed to foreign currency risk. The Filtration Division does not have a formal foreign currency hedging policy however management monitors foreign exchange exposure to minimize any cash flow risk.

Subsequent events

Management has evaluated subsequent events for potential disclosure in or adjustment to the combined financial statements through February 12, 2014, the date that the accompanying carve out combined financial statements were available to be issued. Based on such evaluation, other than as disclosed in Note 20, no events have occurred that in the opinion of management warrant disclosure in or adjustment to the carve out combined financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE – OTHER

Accounts receivable - other consists of the following as of March 31, 2013:

Value added tax receivable	$598
Other receivables	1,082
$1,680

NOTE 4 - INVENTORY

Inventory consists of the following as of March 31, 2013:

Raw Materials	$10,238
Work in Process	2,025
Finished Goods	10,677
22,940
Less inventory reserve	(1,449)
$21,491

NOTE 5 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of March 31, 2013:

Prepaid income taxes	$1,148
Other prepaid expenses	435
Other assets	6
$1,589

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, net consists of the following at March 31, 2013:

Land and land improvements	$985
Buildings	8,445
Leasehold improvements	352
Plant, machinery and equipment	66,460
Furniture and equipment	335
Office equipment	1,669
Vehicles	661
Construction in progress	321
79,228
Less accumulated depreciation	(49,097)
$30,131

Depreciation expense totaled $4,256 for the year ended March 31, 2013.

In the accompanying carve out combined statement of income and comprehensive income, depreciation expense on production and operating property, plant and equipment is included in cost of goods sold, and depreciation expense on non-production and non-operating property, plant and equipment is included in general and administrative expenses, and selling expenses.

NOTE 7 - ACCOUNTS PAYABLE-OTHER

Accounts payable-other consists of the following at March 31, 2013:

Taxation and social security	$139
Accrued consideration for business acquisition (see Note 18)	456
Other payables	734
$1,329

NOTE 8 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at March 31, 2013:

Accrued wages	$772
Accrued holiday pay	305
Accrued interest	10
Other accrued liabilities	1,073
Other current liabilities	190
$2,350

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 9 - LINES OF CREDIT

Lines of credit consist of the following as of March 31, 2013:

Line of credit - UK	$1,888
Line of credit - U.S.	1,631
$3,519

Andrew Webron Limited and Andrew Webron Filtration Limited are both part of the same credit facility, which provides the Parent Company and its UK subsidiaries with an operating line of credit. This facility is arranged by the Parent Company and there is no individual limit per subsidiary as long as the total facility does not exceed the specified limit of $4,600. Total borrowings on this facility as of March 31, 2013 were $4,227. The line of credit bears interest at UK base rate (0.5% at March 31, 2013) plus 1.9%, is due upon demand and matures in April 2015.

Andrew Webron Limited’s and Andrew Webron Filtration Limited’s outstanding balance on the line of credit was $1,466 and $422, respectively, as of March 31, 2013. Both lines of credit are secured by an interest in their respective land and buildings. In addition Andrew Webron Filtration Limited’s line of credit is also secured by an interest in all of its other assets.

The UK lines of credit are guaranteed by the Parent Company and its UK subsidiaries. See Note 16 for additional information.

Southern Felt Company has a $5,000 line of credit \with a bank, which is due upon demand and matures on November 10, 2014. Borrowings under the line bear interest at the variable one month LIBOR rate (0.20% at March 31, 2013) plus 2.35%. The availability under this line of credit is based on eligible receivables and eligible inventory, as defined in the line of credit agreement. Maximum borrowing capacity under this line credit as of March 31, 2013 was $3,766. The outstanding balance on this line of credit as of March 31, 2013 was approximately $1,631.

The line of credit is secured by inventory and guaranteed by the Parent Company and Southern Felt Company’s subsidiary.

NOTE 10 - LONG TERM ACCOUNTS PAYABLE- OTHER

Long term accounts payable-other consists of the following as of March 31, 2013:

Accrued consideration for business acquisition (see Note 18)	$456
Other payables	136
$592

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 11 - CAPITAL LEASES

Andrew Webron Limited has capital leases for plant and machinery. These obligations under capital leases are repayable monthly over a 5 year period through March 2018, and are secured by the plant and machinery to which they relate. The interest rate related to the lease obligations is 3.55%.

The following is a schedule of future minimum lease payments under capital leases at March 31, 2013.

For the Year Ending March 31
2014	$406
2015	406
2016	406
2017	406
2018	379
Total minimum lease payments	$2,003
Less amount representing interest	(168)
Present value of net minimum lease payments	1,835
Less current portion of capital leases	(348)
$1,487

As of March 31, 2013, assets under capital leases totaled $2,346. There is no accumulated depreciation on these assets as of March 31, 2013 as such assets have not yet been placed in service.

NOTE 12 - LONG TERM DEBT- RELATED PARTY

Long term debt- related party consists of the following as of March 31, 2013:

Andrew Industries (Hong Kong) Limited has a demand loan payable to Andrew Industries Limited U.K., unsecured, interest accruing at UK base rate (0.50% at March 31, 2013 ) plus 1.9%. The loans do not have a set repayment schedule.	$8,637

Andrew Industries Textile Manufacturing Company (Wuxi) Limited has a loan payable to BMP Asia Industries (Shenzhen) Company Limited which is unsecured and bears interest at a fixed rate of 3.05%. The loan matured on August 8, 2013 and was renewed with a new maturity date of September 26, 2015.	637

Andrew Industries Textile Manufacturing Company (Wuxi) Limited has a loan payable to BMP Asia Industries (Shanghai) Company Limited which is unsecured and bears interest at a fixed rate of 3.05%. The loan matured on April 10, 2013 and was renewed with a new maturity date of April 30, 2014.	637

Andrew Industrial Textile Manufacturing Company (Shanghai) Limited has a loan payable to BMP Asia Industries (Shenzhen) Company Limited which is unsecured and bears interest at a fixed rate of 3.05%. The loan matured on June 23, 2013 and was renewed with a new maturity date of June 24, 2014.	637

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 12 - LONG TERM DEBT- RELATED PARTY (CONTINUED)

Andrew Industrial Textile Manufacturing Company (Shanghai) Limited has loans payable to the Parent Company, unsecured, interest accruing at LIBOR on the date of draw down plus 1.5%. As of March 31, 2013, the interest rates on outstanding loans ranged from 1.79% to 6.89%. The loan matures March 14, 2014.	2,275

Andrew Webron Limited has a demand loan payable to the Parent Company, unsecured, interest accruing at UK base rates (0.50% at March 31, 2013) plus 1.9%. The loan does not have a set repayment schedule.	946

Andrew Webron Limited has a demand loan payable to Andrew Textile Industries Limited, unsecured, non-interest bearing. The loan does not have a set repayment schedule.	390

14,159
Less current portion of long term debt- related party	(12,248)
$1,911

As of March 31, 2013, accrued interest due to related parties on the above borrowings totaled $1,899.

NOTE 13 - LONG TERM DEBT

Long term debt consists of the following as of March 31, 2013:

Southern Felt Company has a note payable to a bank, secured by all of Southern Felt Company’s assets, interest accruing at the one month LIBOR rate (0.20% at March 31, 2013) plus 1.7%, monthly principal payments ranging from approximately $48 to $66, plus accrued interest, through January 2014. The note was repaid in January 2014.	$1,243

Southern Felt Company has a note payable to a bank, secured by equipment, interest accruing at the one month LIBOR rate (0.20% at March 31, 2013) plus 1.7% monthly principal payments ranging from approximately $9 to $11, plus accrued interest, through October 2015.	315

Southern Felt Company has a mortgage note payable to a bank, secured by buildings, interest accruing at the one month LIBOR rate (0.20% at March 31, 2013) plus 1.7%, monthly principal payments ranging from approximately $15 to $21, plus accrued interest, through July 2016.	667

Southern Felt Company has a mortgage note payable to a bank, secured by buildings, interest accruing at the one month LIBOR rate (0.20% at March 31, 2013) plus 1.7%, monthly principal payments ranging from approximately $6 to $10, plus accrued interest, through October 2017.	502

Southern Felt Company has a note payable to a bank, secured by equipment, interest accruing at the one month LIBOR rate (0.20% at March 31, 2013) plus 2.5%, monthly principal payments of approximately $83 plus accrued interest, through July 2015.	2,333
5,060
Less current portion of long term debt	(2,254)
$2,806

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 13 - LONG TERM DEBT (CONTINUED)

The long term debt for Southern Felt Company, Inc. is subject to a number of financial covenants, including (i) a tangible net worth of at least $24,000 (ii) debt to tangible net worth of no more than 1.75 to 1 (iii) cash flow coverage ratio of at least 1.3 to 1 (iv) funded debt to EBITDA ratio of no more than 2.75 to 1. Southern Felt Company was in compliance with all financial covenants as of and for the year ended March 31, 2013.

Principal maturities of long term debt are as follows:

For the Year Ending March 31
2014	$2,254
2015	1,921
2016	696
2017	117
2018	72
$5,060

NOTE 14 - INCOME TAXES

Income tax expense for the year ended March 31, 2013 consists of the following:

Current:
Federal	$711
State	108
Foreign	(117)
Total current income tax expense:	702

Deferred:
Federal	1,020
State	12
Foreign	(6)
Total deferred income tax expense:	1,026
Total income tax expense	$1,728

For the year ended March 31, 2013, income before income taxes consists of the following:

U.S. operations	$5,321
Foreign operations	(614)
$4,707

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 14 - INCOME TAXES (CONTINUED)

The effective tax rate on income before taxes differs from the U.S. statutory Federal income tax rate. The following summary reconciles taxes at the U.S. statutory Federal income tax rate with the effective tax rate for the year:

U.S. statutory Federal income tax rate	34.0%
State taxes, net of federal benefit	2.5
Difference between U.S. and foreign tax rates	1.9
State tax credits, net of federal benefit	(1.0)
Domestic manufacturing deduction and other permanent items	0.3
Change in valuation allowance	(1.2)
Other	0.2
Effective tax rate	36.7%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Significant components of the Filtration Division’s deferred income tax assets and liabilities as of March 31, 2013 are as follows:

Deferred tax assets:
Net operating loss carryforwards	$1,987
Inventory reserves	144
Allowance for doubtful accounts	123
Other accruals	327
Valuation allowance	(1,961)
Total net deferred tax assets	620

Deferred tax liabilities:
Property, plant and equipment	(2,288)
Total deferred tax liabilities	(2,288)
Net deferred tax liability	$(1,668)

The components giving rise to the net deferred tax liability above have been classified on the accompanying carve out combined balance sheet as follows:

Current assets	$594
Non-current liabilities	(2,262)
$(1,668)

The following table summarizes the tax years that remain subject to examination by tax jurisdiction as of March 31, 2013:

Tax Jurisdiction	Open Years
United States - federal	2010-2013
United States -state	2009-2013
United Kingdom	2011-2013
People’s Republic of China	2008-2012
Hong Kong	2007-2012

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 14 - INCOME TAXES (CONTINUED)

As of March 31, 2013, the Filtration Division has foreign net operating loss (“NOL”) carry forwards of $8,042, some of which will expire at various dates from 2014 to 2018. Such NOL carry forwards expire as follows:

2014 - 2018	$6,881
Indefinite carry forward period	1.161
$8,042

During the year ended March 31, 2013, the Filtration Division recorded a decrease to the valuation allowance of $59 on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income.

	Federal	State	Foreign	Total
Valuation allowance as of April 1, 2012	$-	$-	$(1,915)	$(1,915)
Change in valuation allowance			(59)	(59)
Foreign exchange differences			13	13
Valuation allowance as of March 31, 2013	$-	$-	$(1,961)	$(1,961)

NOTE 15 - OPERATING LEASE COMMITMENTS

The Filtration Division leases certain facilities and equipment under non-cancellable operating leases.

The minimum future lease payments are as follows:

For The Year Ending March 31

2014	$728
2015	709
2016	563
2017	483
2018	481
Thereafter	2,373
$5,337

The total rent expense for the year ended March 31, 2013 was approximately $772.

NOTE 16 - CONTINGENCIES

There is an unlimited cross guarantee between Andrew Webron Limited and the Parent Company and its UK subsidiaries (including Andrew Webron Filtration Limited), in respect of bank borrowings totaling $17,204 as of March 31, 2013.

There is an unlimited cross guarantee between Andrew Webron Filtration Limited and the Parent Company and its UK subsidiaries (including Andrew Webron Limited), in respect of bank borrowings totaling $17,946 as of March 31, 2013.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 16 - CONTINGENCIES (CONTINUED)

The Filtration Division is subject to certain legal matters arising in the normal course of business, the outcome of which cannot be predicted. In the opinion of management, none of these matters will have a material impact on the financial condition, results of operations of cash flows of the Filtration Division.

NOTE 17 - SELF-INSURANCE AND RETIREMENT PLAN

Southern Felt Company Inc. has adopted a self-insurance plan for losses and liabilities related primarily to health and welfare claims. Losses are accrued based upon the company’s estimate of the aggregate liability for claims incurred using certain actuarial assumptions followed in the insurance industry, and based on the company’s experience. The liability for unpaid and incurred but not reported claims was $150 as of March 31, 2013 and is included in accrued expenses in the accompanying carve out combined balance sheet.

While the ultimate amount of claims incurred are dependent on future developments, in management’s opinion, recorded reserves are adequate to cover the future payment of claims. Adjustments, if any, to estimates recorded resulting from ultimate claim payments will be reflected in operations in the periods in which such adjustments are known.

Southern Felt Company, Inc. has a 401(k) retirement plan for the benefit of its eligible employees. Southern Felt Company, Inc. may contribute annually to the plan and also matches a portion of the employee’s salary reduction contributions after one year of service. All employees who are at least 21 years of age are eligible for the plan. All contributions made by Southern Felt Company, Inc. are fully vested after five years of service.

Contributions by Southern Felt Company, Inc. for the year ended March 31, 2013 were approximately $403.

NOTE 18 - BUSINESS COMBINATION

On February 28, 2013, Andrew Webron Filtration Limited purchased 100% of the outstanding common shares of Heath Filtration Limited for cash consideration of $1,368. Of the total cash consideration, $456 was paid on completion and $912 is payable in two equal installments on February 28, 2014 and 2015. The total amount payable is recognized as a liability in the accompanying carves out combined balance sheet as of March 31, 2013. See Notes 7 and 10.

Costs associated with the acquisition totaled $89 and have been included in general and administrative expenses in the accompanying carve out combined statement of income and comprehensive income for the year ended March 31, 2013.

The primary reason for the acquisition was to gain a larger share of the UK market.

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 18 - BUSINESS COMBINATION (CONTINUED)

The following summarizes the consideration paid and the assets acquired and liabilities assumed:

Total purchase price	$1,368

Cash	246
Accounts receivable	1,491
Inventory	580
Property, plant and equipment	254
Accounts payables and accrued liabilities	(1,836)
Deferred tax liability	(9)
Total net assets acquired	726

Goodwill	$642

The goodwill for the acquisition is attributable to the expected synergies from combining the operations of the acquirer and the acquiree.

The goodwill is not expected to be deductible for UK corporation tax purposes.

NOTE 19 - RELATED PARTY TRANSACTIONS

The Filtration Division has entered into various transactions with the related party companies listed below. All are wholly-owned subsidiaries of the Parent Company and are not included in the Filtration Division.

	Country of incorporation	Percentage ownership by Parent Company

Andrew Industries (India) PVT Limited	India	100%
Bondex Inc.	England	100%
BMP Europe Limited	England	100%
BMP America Inc.	USA	100%
BMP Asia Industries (Shenzhen) Company Limited	China	100%
BMP Asia Industries (Shanghai) Company Limited	China	100%
Severnside Fabrics Limited	England	100%
American Laundry Products Inc.	USA	100%
European Laundry Products SARL	France	100%
Andrew Laundry Products (Shanghai) Limited	China	100%
Techline Products Limited	England	100% owned by BMP Europe Limited

Andrew Industries Limited	England	Parent Company

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 19 - RELATED PARTY TRANSACTIONS (CONTINUED)

The following summarizes the related party transactions as of and for the year ended March 31, 2013:

(a) Net sales to related parties:

				Andrew	Andrew	Andrew
				Industrial	Industries	Industries
				Textile	Textile	Textile
	Southern		Andrew	Mfg.	Trading	Mfg.
	Felt	Andrew	Webron	Company	Company	Company
	Company	Webron	Filtration	(Shanghai)	(Shanghai)	(Wuxi)
	Inc.	Limited	Limited	Limited	Limited	Limited	Total
To:
Andrew Industries (India) PVT Limited	$-	$-	$-	$364	$82	$-	$446
American Laundry Products Inc.	1,905	21					1,926
Andrew Laundry Products (Shanghai) Limited				428			428
European Laundry Products SARL		472					472
Severnside Fabrics Limited		1,364					1,364
Bondex Inc.	264						264
BMP Europe Limited		95	1				96
BMP America Inc.	3,966						3,966
BMPAsia Industries (Shanghai) Company Limited				1,061		1	1,062
Total Net Sales	$6,135	$1,952	$1	$1,853	$82	$1	$10,024

(b) Interest income (expense) to / from related parties:

From:			Andrew		Andrew
			Industrial		Industrial
			Textile	Andrew	Textile
	Southern		Mfg.	Industries	Mfg.
	Felt	Andrew	Company	(Hong	Company
	Company	Webron	(Shanghai )	Kong)	(Wuxi)
	Inc.	Limited	Limited	Limited	Limited	Total
To:
Andrew Industries Ltd	$90	$(10)	$(126)	$(207)	$-	$(253)
BMP Asia Industries (Shenzhen) Company Limited			(29)		(20)	(49)
BMP Asia Industries (Shanghai) Company Limited					(20)	(20)
Total Interest Income /(Expense)	$90	$(10)	$(155)	$(207)	$(40)	$(322)

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 19 - RELATED PARTY TRANSACTIONS (CONTINUED)

(c) Accounts receivable from related parties:

							Andrew
					Andrew	Andrew	Industries
				Andrew	Industrial	Industrial	Textile
	Southern		Andrew	Industries	Textile Mfg.	Textile Mfg.	Trading
	Felt	Andrew	Webron	(Hong	Company	Company	Company
	Company	Webron	Filtration	Kong)	(Shanghai)	(Wuxi)	(Shanghai)
	Inc.	Limited	Limited	Limited	Limited	Limited	Limited	Total
To:
Andrew Industries (India) PVT Limited	$-	$-	$-	$-	$186	$-	$7	$193
Andrew Industries Limited		4		49				53
American Laundry Products Inc.	333							333
Andrew Laundry Products (Shanghai) Limited					89			89
European Laundry Products SARL		142						142
Severnside Fabrics Limited		275						275
Bondex Inc.	52							52
BMP Europe Limited		101						101
BMP America Inc.	690							690
Techline Products Limited		1	14					15
BMPAsia Industries (Shanghai) Company Limited					227	1		228
Total Accounts Receivable	$1,075	$523	$14	$49	$502	$1	$7	$2,171

FILTRATION DIVISION OF ANDREW INDUSTRIES LIMITED
NOTES TO THE CARVE OUT COMBINED FINANCIAL STATEMENTS
For the year ended March 31, 2013 (Amounts in Thousands of U.S. Dollars)

NOTE 19 - RELATED PARTY TRANSACTIONS (CONTINUED)

(d) Accounts payable to related parties:

	Southern Felt	Andrew Webron	Andrew Webron
	Company Inc.	Limited	Filtration Limited	Total
To:
Andrew Industries United	$114	$110	$7	$231
BMP Europe Limited		1		1
Total Accounts Payable	$114	$111	$7	$232

(e) Notes receivable from related party

Southern Felt Company Inc. has a note receivable from the Parent Company. The amount outstanding as of March 31, 2013 was $3,623. The note bears interest at one month LIBOR rate (0.20% at March 31, 2013) plus 2.25% and is due on March 30, 2014.

(f) Intercompany tax receivables

Andrew Webron Limited, Andrew Webron Filtration Limited and Andrew Industries (Hong Kong) Limited are part of a UK group for corporation tax purposes. This tax group also includes the Parent Company and its other UK subsidiaries.

During the year Andrew Webron Limited, Andrew Webron Filtration Limited and Andrew Industries (Hong Kong) Limited have surrendered their respective corporation tax losses generated to others members of the UK tax group. This has resulted in each company recognizing a corporation tax benefit in the accompanying carve out combined financial statements.

The corporation tax losses surrendered in the year totaled $74, $14 and $49 for Andrew Webron Limited, Andrew Webron Filtration Limited and Andrew Industries (Hong Kong) Limited, respectively.

(g) Directors’ loans

At March 31, 2013 there are loans totaling $399 payable from Andrew Webron Filtration Limited to one of its directors as the previous owner Heath Filtration Limited. This is included within other payables in Note 7. The loan is interest free and repayable on February 28, 2014.

NOTE 20 - SUBSEQUENT EVENTS

On April 9, 2013, Southern Felt Company, Inc. experienced a fire in a piece of equipment in its manufacturing plant in North Augusta, South Carolina. The equipment was an original 1988 purchase and has zero net book value. The company has since received proceeds from its insurance provider of $784 in full settlement of the claim.

The Parent Company is expected to sell the Filtration Division to a U.S. publicly listed company for $83 million. It is anticipated that the closing date for the sale will be before the end of February 2014.

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